                                                                     EXHIBIT 16


November 1, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We have read the statements made by Tower Financial Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 30, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP